Exhibit 99.1

Aspen Aerogels, Inc. Reports Third Quarter 2017 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., November 2, 2017 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for the third quarter of 2017, which ended September 30, 2017, and discussed business developments during the quarter.

Total revenue for the third quarter was $27.2 million compared to $29.6 million in the third quarter last year. Net loss was $3.1 million and net loss per share was $0.13 in both the third quarter of 2017 and the third quarter of 2016.

Adjusted EBITDA for the third quarter was $1.1 million compared to $1.5 million in the third quarter of 2016. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Net loss and Adjusted EBITDA for the third quarter of 2017 included legal and related expenses associated with Aspen Aerogels’ ongoing patent enforcement actions of less than $0.1 million compared to $1.1 million in the third quarter last year.

Third Quarter 2017 Business Developments

“During the quarter, we experienced solid growth in the U.S. and in Europe and resurgent demand in the Brazilian and subsea markets. However, our third quarter total revenue declined principally as a result of a decline in sales in Asia, led by the conclusion of shipments to the South Asia petrochemical project which comprised over 30% of total revenue in the third quarter of 2016,” said Don Young, President and CEO of Aspen Aerogels.

“We made solid progress during the quarter with our efforts to diversify our markets and expand the reach of our aerogel technology platform. We successfully launched our Pyrogel® HPS product for the power market in mid-July with initial order volumes exceeding our expectations. We also continued to experience strong activity in the U.S. based district energy and LNG markets. We have focused on creating commercial momentum throughout the year with market share gains in our core and adjacent markets,” continued Mr. Young.

“We remain committed to sustaining our investment in new aerogel technologies, innovative products, and strategic partnerships to drive long-term growth in a diversified set of markets. Our initial success in the patent enforcement action against two China-based companies at the International Trade Commission in late-September validates the strength of the patent portfolio protecting our expanding aerogel technology platform. We remain firmly committed to defending our intellectual property and will continue to assert our rights against companies that infringe our patented technology,” concluded Mr. Young.

2017 Financial Outlook

Aspen Aerogels updates its 2017 full year outlook as follows:

•	Total revenue is expected to range between $106 million and $112 million, revised from prior guidance of $104 million to $112 million

•	Net loss is expected to range between $19.3 million and $21.0 million, revised from prior guidance of $18.2 million to $20.8 million

•	Adjusted EBITDA is expected to range between $(3.0) million and $(5.0) million, revised from prior guidance of $(2.0) million to $(5.0) million

•	Net loss per share is expected to range between $0.82 and $0.90, revised from prior guidance of $0.78 and $0.89

Our updated 2017 outlook also assumes depreciation and amortization of between $10.7 million and $10.8 million, stock-based compensation expense of between $5.1 million and $5.3 million, interest and other expense of $0.2 million, and weighted average shares outstanding of 23.4 million for the full year. In addition, our 2017 outlook reflects an expected $3.5 million to $3.9 million of costs and expenses associated with our ongoing patent enforcement actions for the full year.

A reconciliation of non-GAAP Adjusted EBITDA to net loss for this 2017 financial outlook is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2017 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss third quarter 2017 results and business developments will be held at 5:00 pm EDT on November 2, 2017. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, you may call 833-287-0799 (toll free, U.S. & Canada only) conference ID “96670526” or +1 647-689-4458 (international) conference ID “96670526” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”).  The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Investor Relations Contact:

Shawn Severson

EnergyTech Investor, LLC

Phone: (415) 233-7094

shawn@energytechinvestor.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2017 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels' current expectations, estimates and projections regarding Aspen Aerogels' business, operations and other factors relating thereto, including with respect to the 2017 Financial Outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, Adjusted EBITDA, GAAP EPS, cash balances and related variations or trends; beliefs about the general strength or health of Aspen Aerogels’ business; beliefs about current or future trends in the U.S., European, Brazilian, subsea or other markets, and the impact of these trends on Aspen Aerogels’ business; beliefs about adoption rates or growth opportunities in the district energy markets; beliefs about Pyrogel HPS, its adoption in the power market and its commercial success; beliefs about Aspen Aerogels’ market diversification and technology strategy and implementation; beliefs about the potential of new aerogel products and technologies; beliefs about Aspen Aerogels’ intellectual property strategy and its implementation; expectations about the outcome of the final ruling in the patent infringement case at the International Trade Commission or other forums; expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions and defense of challenges to the validity of its patents; beliefs about Aspen Aerogels’ ability to continue to fund patent enforcement or defense actions; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: a lack of adoption of Pyrogel HPS in the power market, or any delay or failure to manufacture Pyrogel HPS in sufficient quantities to meet market demand; lack of wide adoption of our products in the district energy market; an inability to create new product and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the U.S., European, Brazilian, subsea, or other markets; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen Aerogels’ strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure to enforce any of Aspen Aerogels’ patents; any failure to protect or expand Aspen Aerogels’ aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen Aerogels’ technology, patent enforcement, or patent defense strategy; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials, utilities or any other manufacturing consumable; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and filed with the Securities and Exchange Commission (“SEC”) on March 2, 2017, as amended in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 and filed with the SEC on August 3, 2017, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$7,305	$18,086
Accounts receivable, net	17,106	17,535
Inventories	13,992	12,868
Prepaid expenses and other current assets	1,478	1,697
Total current assets	39,881	50,186
Property, plant and equipment, net	78,073	84,394
Other assets	84	89
Total assets	$118,038	$134,669
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,886	$13,065
Accrued expenses	4,685	3,987
Deferred revenue	1,608	1,043
Other current liabilities	4	35
Total current liabilities	15,183	18,130
Other long-term liabilities	1,332	975
Total liabilities	16,515	19,105
Stockholders’ equity:
Total stockholders’ equity	101,523	115,564
Total liabilities and stockholders’ equity	$118,038	$134,669

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
Product	$26,812	$28,877	$73,700	$88,286
Research services	386	683	1,569	1,813
Total revenue	27,198	29,560	75,269	90,099
Cost of revenue:
Product	22,115	22,790	63,706	69,505
Research services	135	368	700	1,012
Gross profit	4,948	6,402	10,863	19,582
Operating expenses:
Research and development	1,468	1,328	4,753	3,924
Sales and marketing	2,745	3,056	9,271	8,939
General and administrative	3,765	4,422	14,354	12,229
Total operating expenses	7,978	8,806	28,378	25,092
Loss from operations	(3,030)	(2,404)	(17,515)	(5,510)
Other expense, net:
Interest expense, net	(58)	(37)	(123)	(115)
Postponed financing costs	—	(656)	—	(656)
Total other expense, net	(58)	(693)	(123)	(771)
Net loss	$(3,088)	$(3,097)	$(17,638)	$(6,281)
Net loss per share:
Basic and diluted	$(0.13)	$(0.13)	$(0.76)	$(0.27)
Weighted-average common shares outstanding:
Basic and diluted	23,442,241	23,168,251	23,356,997	23,114,280

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(amounts in thousands)

Product shipments in square feet	8,649	11,843	25,629	33,632

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated November 2, 2017 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(In thousands)
Net loss	$(3,088)	$(3,097)	$(17,638)	$(6,281)
Depreciation and amortization	2,726	2,472	8,032	7,298
Stock-based compensation	1,364	1,474	3,982	4,277
Postponed financing costs	—	656	—	656
Interest expense, net	58	37	123	115
Adjusted EBITDA	$1,060	$1,542	$(5,501)	$6,065

For the 2017 full year financial outlook:

	Year ending
	December 31, 2017
	Low	High
	(amounts in thousands)
Net loss	$(21,000)	$(19,300)
Depreciation and amortization	10,700	10,800
Stock-based compensation	5,100	5,300
Interest expense, net	200	200
Adjusted EBITDA	$(5,000)	$(3,000)